                          [LETTERHEAD]

September 13, 1996



Charles E. Pearsall, Jr.
Tricord Systems, Inc.
2800 Northwest Blvd.
Plymouth, MN 55441

Dear Ed:

       The Board considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its stockholders. In this connection, the Board recognizes that the possibility of a Change in Control may arise and that such possibility and the uncertainty and questions which it may raise among management may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders.

       Accordingly, the Board has determined that appropriate steps should be taken to minimize the risk that Company management will depart prior to a Change in Control, thereby leaving the Company without adequate management personnel during such a critical period, and to reinforce and encourage the continued attention and dedication of members of the Company's management to their assigned duties without distraction in circumstances arising from the possibility of a Change in Control. In particular, the Board believes it important, should the Company or its stockholders receive a proposal for transfer of control, that you be able to continue your management responsibilities without being influenced by the uncertainties of your own personal situation.

       The Board recognizes that continuance of your position with the Company involves a substantial commitment to the Company in terms of your personal life and professional career and the possibility of foregoing present and future career opportunities, for which the Company receives substantial benefits. Therefore, to induce you to remain in the employ of the Company, this Agreement, which has been approved by the Board, sets forth the benefits which the Company agrees will be provided to you in the event your employment with the Company is terminated in connection with a Change in Control under the circumstances described below.

1. DEFINITIONS. The following terms will have the meaning set forth below unless the context clearly requires otherwise. Terms defined elsewhere in this Agreement will have the same meaning throughout this Agreement.

       (a) "AFFILIATE" means (i) any corporation at least a majority of whose outstanding securities ordinarily having the right to vote at elections of directors is owned directly or indirectly by the Parent Corporation or
       (ii) any other form of business entity in which the Parent Corporation, by virtue of a direct or indirect ownership interest, has the right to elect a majority of the members of such entity's governing body.

Charles E. Pearsall, Jr.
September 13, 1996
Page 2


       (b) "AGREEMENT" means this letter agreement as amended, extended or renewed from time to time in accordance with its terms.

       (c) "BASE PAY" means your annual base salary from the Company at the rate in effect immediately prior to a Change in Control or at the time Notice of Termination is given, whichever is greater. Base Pay includes only regular cash salary and is determined before any reduction for deferrals pursuant to any nonqualified deferred compensation plan or arrangement, qualified cash or deferred arrangement or cafeteria plan.

       (d)    "BENEFIT PLAN" means any

              (i) employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended,

              (ii)   cafeteria plan described in Code Section 125,

              (iii) plan, policy or practice providing for paid vacation, other paid time off or short- or long-term profit sharing, bonus or incentive payments, or

              (iv) stock option, stock purchase, restricted stock, phantom stock, stock appreciation right or other equity-based compensation plan that is sponsored, maintained or contributed to by the Company for the benefit of employees (and/or their families and dependents) generally or you (and/or your family and dependents) in particular.

       (e) "BOARD" means the board of directors of the Parent Corporation duly qualified and acting at the time in question. On and after the date of a Change in Control, any duty of the Board in connection with this Agreement is nondelegable and any attempt by the Board to delegate any such duty is ineffective.

       (f) "CAUSE" means: (i) your gross misconduct; (ii) your willful and continued failure to perform substantially your duties with the Company (other than a failure resulting from your incapacity due to bodily injury or physical or mental illness) after a demand for substantial performance is delivered to you by the chair of the Board which specifically identifies the manner in which you have not substantially performed your duties and provides for a reasonable period of time within which you may take corrective measures; or (iii) your conviction (including a plea of nolo contendere) of willfully engaging in illegal conduct constituting a felony or gross misdemeanor under federal or state law which is materially and demonstrably injurious to the Company or which impairs your ability to perform substantially your duties for the Company. An act or failure to act will be considered "gross" or "willful" for this purpose only if done, or omitted to be done, by you in bad faith and without reasonable belief that it was in, or not opposed to, the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Company's board of directors (or a committee thereof) or based upon the advice of counsel for the Company will be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Company. Notwithstanding the foregoing, you may not be terminated for Cause unless and until there has been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and

Charles E. Pearsall, Jr.
September 13, 1996
Page 3

       held for the purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of the conduct set forth above in clauses (i), (ii) or (iii) of this definition and specifying the particulars thereof in detail.

       (g) "CHANGE IN CONTROL" means any of the following: (i) the sale, lease, exchange or other transfer, directly or indirectly, of all or substantially all of the assets of the Parent Corporation, in one transaction or in a series of related transactions, to any Person; (ii) the approval by the stockholders of the Parent Corporation of any plan or proposal for the liquidation or dissolution of the Parent Corporation;
       (iii) any Person, other than a "bona fide underwriter," is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (a) 20 percent or more, but not more than 50 percent, of the combined voting power of the Parent Corporation's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the "continuity directors" or (b) more than 50 percent of the combined voting power of the Parent Corporation's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);
       (iv) a merger or consolidation to which the Parent Corporation is a party if the stockholders of the Parent Corporation immediately prior to the effective date of such merger or consolidation have, solely on account of ownership of securities of the Parent Corporation at such time, "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) immediately following the effective date of such merger or consolidation of securities of the surviving company representing (a) 50 percent or more, but less than 80 percent, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the continuity directors, or (b) less than 50 percent of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors); (v) the continuity directors cease for any reason to constitute at least a majority the Board; or (vi) a change in control of a nature that is determined by outside legal counsel to the Parent Corporation, in a written opinion specifically referencing this provision of the Agreement, to be required to be reported (assuming such event has not been "previously reported") pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Parent Corporation is then subject to such reporting requirement, as of the effective date of such change in control.

       For purposes of this Section 1(g), a "continuity director" means any individual who is a member of the Board on June 30, 1996, while he or she is a member of the Board, and any individual who subsequently becomes a member of the Board whose election or nomination for election by the Parent Corporation's stockholders was approved by a vote of at least a majority of the directors who are continuity directors (either by a specific vote or by approval of the proxy statement of the Parent Corporation in which such individual is named as a nominee for director without objection to such nomination). For purposes of this Section 1(g), a "bona fide underwriter" means a Person engaged in business as an underwriter of securities that acquires securities of the Parent Corporation through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

Charles E. Pearsall, Jr.
September 13, 1996
Page 4

       (h) "CODE" means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes a reference to such provision as it may be amended from time to time and to any successor provision.

       (i) "COMPANY" means the Parent Corporation, any Successor and any Affiliate.

       (j) "DATE OF TERMINATION" following a Change in Control (or prior to a Change in Control if your termination was either a condition of the Change in Control or was at the request or insistence of any Person related to the Change in Control) means: (i) if your employment is to be terminated by you for Good Reason, the date specified in the Notice of Termination which in no event may be a date more than 15 days after the date on which Notice of Termination is given unless the Company agrees in writing to a later date; (ii) if your employment is to be terminated by the Company for Cause, the date specified in the Notice of Termination;
       (iii) if your employment is terminated by reason of your death, the date of your death; or (iv) if your employment is to be terminated by the Company for any reason other than Cause or your death, the date specified in the Notice of Termination, which in no event may be a date earlier than 15 days after the date on which a Notice of Termination is given, unless you expressly agree in writing to an earlier date. In the case of termination by the Company of your employment for Cause, if you have not previously expressly agreed in writing to the termination, then within the 30-day period after your receipt of the Notice of Termination, you may notify the Company that a dispute exists concerning the termination, in which event the Date of Termination will be the date set either by mutual written agreement of the parties or by the judge or arbitrators in a proceeding as provided in Section 11 of this Agreement. During the pendency of any such dispute, you will continue to make yourself available to provide services to the Company and the Company will continue to pay you your full compensation and benefits in effect immediately prior to the date on which the Notice of Termination is given (without regard to any changes to such compensation or benefits which constitute Good Reason) and until the dispute is resolved in accordance with Section 11 of this Agreement. You will be entitled to retain the full amount of any such compensation and benefits without regard to the resolution of the dispute unless the judge or arbitrators decide(s) that your claim of a dispute was frivolous or advanced by you in bad faith.

       (k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act or to any rule or regulation thereunder includes a reference to such provision as it may be amended from time to time and to any successor provision.

       (l)    "GOOD REASON" means:

              (1) a change in your status, position(s), duties or responsibilities as an executive of the Company as in effect immediately prior to the Change in Control which, in your reasonable judgment, is adverse (other than, if applicable, any such change directly attributable to the fact that the Parent Corporation is no longer publicly owned); provided, however, that Good Reason does not include a change in your status, position(s), duties or responsibilities caused by an insubstantial and inadvertent action that is remedied by the Company promptly after receipt of notice of such change is given by you;

Charles E. Pearsall, Jr.
September 13, 1996
Page 5

              (ii) a reduction by the Company in your Base Pay, or an adverse change in the form or timing of the payment thereof, as in effect immediately prior to the Change in Control or as thereafter increased;

              (iii) the failure by the Company to cover you under Benefit Plans that, in the aggregate, provide substantially similar benefits to you and/or your family and dependents at a substantially similar total cost to you (e.g., premiums, deductibles, copays, out of pocket maximums, required contributions and the like) relative to the benefits and total costs under the Benefit Plans in which you (and/or your family or dependents) were participating at any time during the 90-day period immediately preceding the Change in Control;

              (iv) the Company's requiring you to be based more than 30 miles from where your office is located immediately prior to the Change in Control, except for required travel on the Company's business, and then only to the extent substantially consistent with the business travel obligations which you undertook on behalf of the Company during the 90-day period immediately preceding the Change in Control (without regard to travel related to or in anticipation of the Change in Control);

              (v) the failure by the Company to obtain from any Successor the assent to this Agreement contemplated by Section 5 of this Agreement;

              (vi) any purported termination by the Company of your employment which is not properly effected pursuant to a Notice of Termination and pursuant to any other requirements of this Agreement, and, for purposes of this Agreement, no such purported termination will be effective; or

              (vii) any refusal by the Company to continue to allow you to attend to matters or engage in activities not directly related to the business of the Company which, at any time prior to the Change in Control, you were not expressly prohibited in writing by the Board from attending to or engaging in.

              Your continued employment does not constitute consent to, or waiver of any rights arising in connection with, any circumstances constituting Good Reason. Your termination of employment for Good Reason as defined in this Section 1(m) will constitute Good Reason for all purposes of this Agreement notwithstanding that you may also thereby be deemed to have retired under any applicable retirement programs of the Company.

       (m) "NOTICE OF TERMINATION" means a written notice given on or after the date of a Change in Control (unless your termination before the date of the Chance in Control was either a condition of the Change in Control or was at the request or insistence of any Person related to the Change in Control) which indicates the specific termination provision in this Agreement pursuant to which the notice is given. Any purported termination by the Company or by you for Good Reason on or after the date of a Change in Control (or before the date of a Change in Control if your termination was either a condition of the Change in Control or was at the request or insistence of any Person related to the Change in Control) must be communicated by written Notice of Termination to be effective; provided, that your failure to provide Notice of

Charles E. Pearsall, Jr.
September 13, 1996
Page 6

       Termination will not limit any of your rights under this Agreement except to the extent the Company demonstrates that it suffered material actual damages by reason of such failure.

       (n)    "PARENT CORPORATION'' means Tricord Systems, Inc. and any
       Successor.

       (o) "PERSON" means any individual, corporation, partnership, group, association or other "person," as such term is used in Section 14(d) of the Exchange Act, other than the Parent Corporation, any Affiliate or any benefit plan(s) sponsored by the Parent Corporation or an Affiliate.

       (p) "SUCCESSOR" means any Person that succeeds to, or has the practical ability to control (either immediately or solely with the passage of time), the Parent Corporation's business directly, by merger, consolidation or other form of business combination, or indirectly, by purchase of the Parent Corporation's outstanding securities ordinarily having the right to vote at the election of directors or all or substantially all of its assets or otherwise.

       (q) "TARGET INCENTIVE COMPENSATION" means your targeted incentive compensation from the Company at the rate in effect immediately prior to a Change in Control or at the time Notice of Termination is given, whichever is greater. Target Incentive Compensation is determined before any reduction for deferrals pursuant to any nonqualified deferred compensation plan or arrangement, qualified cash or deferred arrangement or cafeteria plan.

2. TERM OF AGREEMENT. This Agreement is effective immediately and will continue in effect until January 1, 1998; provided, however, that commencing on January 1, 1998 and each January I thereafter, the term of this Agreement will automatically be extended for 12 additional months beyond the expiration date otherwise then in effect, unless at least 90 calendar days prior to any such January 1, the Company or you has given notice that this Agreement will not be extended; and, provided, further, that if a Change in Control has occurred during the term of this Agreement, this Agreement will continue in effect beyond the termination date then in effect for a period of 24 months following the month during which the Change in Control occurs or, if later, until the date on which the Company's obligations to you arising under or in connection with this Agreement have been satisfied in full.

3. BENEFITS UPON A CHANGE IN CONTROL TERMINATION. You will become entitled to the benefits described in this Section 3 if and only if (a) the Company terminates your employment for any reason other than your death or Cause, or you terminate your employment with the Company for Good Reason and (b) the termination occurs either within the period beginning on the date of a Change in Control and ending on the last day of the 12th month that begins after the month during which the Change in Control occurs or prior to a Change in Control if your termination was either a condition of the Change in Control or was at the request or insistence of a Person related to the Change in Control.

       (a) CASH PAYMENT. Within 10 business days following the Date of Termination, or if later, within 10 business days following the date of the Change in Control, the Company will make a lump-sum cash payment to you in an amount equal to the sum of (1) one times your Base Pay plus
       (ii) one times your Target Incentive Compensation for the fiscal year during which the Date of Termination occurs.

       (b) GROUP HEALTH PLANS. During the continuation period, the Company will maintain a group health plan(s) which by its terms covers you (and your family members and dependents who

Charles E. Pearsall, Jr.
September 13, 1996
Page 7

       were eligible to be covered at any time during the 90-day period immediately prior to the date of a Change in Control for the period after the Change in Control in which such family members and dependents would otherwise continue to be covered under the terms of the plan in effect immediately prior to the Change in Control) under the same terms and at the same cost to you and your family members and dependents as similarly situated individuals who continue to be employed by the Company (without regard to any reduction in such benefits that constitutes Good Reason). The continuation period under applicable federal and state continuation laws will begin to run from the date on which coverage pursuant to this
       Section 3(b) ends. The "continuation period" is the period beginning on your Date of Termination and ending on the earlier of (i) the last day of the 12th month that begins after your Date of Termination or (ii) the date after your Date of Termination on which you first become eligible to participate as an employee in a plan of another employer providing group health benefits to you and your eligible family members and dependents which plan does not contain any exclusion or limitation with respect to any pre-existing condition of you or any eligible family member or dependent who would otherwise be covered under the Company's plan but for this clause (ii). To the extent you incur a tax liability (including federal, state and local taxes and any interest and penalties with respect thereto) in connection with a benefit provided pursuant to this
       Section 3(b) which you would not have incurred had you been an active employee of the Company participating in the Company's group health plan, the Company will make a payment to you in an amount equal to such tax liability plus an additional amount sufficient to permit you to retain a net amount after all taxes (including penalties and interest) equal to the initial tax liability in connection with the benefit. For purposes of applying the foregoing, your tax rate will be deemed to be the highest statutory marginal state and federal tax rate (on a combined basis) then in effect. The payment pursuant to this Section 3(b) will be made within 10 days after your remittal of a written request therefor accompanied by a statement indicating the basis for and amount of the liability.

       (c) GROSS-UP PAYMENTS. Following a Change in Control, the Company will cause its independent auditors promptly to review, at the Company's sole expense, the applicability of Code Section 4999 to any payment or distribution of any type by the Company to or for your benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, any Benefit Plan or otherwise (the "Total Payments"). If the auditor determines that the Total Payments result in an excise tax imposed by Code Section 4999 or any comparable state or local law, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), the Company will make an additional cash payment (a "Gross-Up Payment") to you within 10 days after such determination equal to an amount such that after payment by you of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, you would retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments. For purposes of the foregoing determination, your tax rate will be deemed to be the highest statutory marginal state and federal tax rate (on a combined basis) then in effect. If no determination by the Company's auditors is made prior to the time you are required to file a tax return reflecting the Total Payments, you will be entitled to receive from the Company a Gross-Up Payment calculated on the basis of the Excise Tax you reported in such tax return, within 10 days after the later of the date on which you file such tax return or the date on which you provide a copy thereof to the Company. In all events, if any tax authority determines that a greater Excise Tax should be imposed upon the Total Payments than is determined by the Company's independent auditors or

Charles E. Pearsall, Jr.
September 13, 1996
Page 8

       reflected in your tax return pursuant to this Section 3(c), you will be entitled to receive from the Company the full Gross-Up Payment calculated on the basis of the amount of Excise Tax determined to be payable by such tax authority within 10 days after you notify the Company of such determination.

       (d) OUT PLACEMENT ASSISTANCE. The Company will pay up to five percent of your Base Pay for out placement counseling to you. Such payments will be made either directly to the counselor or to you within 10 days after presentation of an invoice for services rendered or to be rendered.

If, on or after the date of a Change in Control, an Affiliate is sold, merged, transferred or in any other manner or for any other reason ceases to be an Affiliate or all or any portion of the business or assets of an Affiliate are sold, transferred or otherwise disposed of and the acquiror is not the Parent Corporation or an Affiliate (a "Disposition"), and you remain or become employed by the acquiror or an affiliate of the acquiror (as defined in this Agreement but substituting "acquiror" for "Parent Corporation") in connection with the Disposition, you will be deemed to have terminated employment on the effective date of the Disposition for purposes of this Section 3 unless (x) the acquiror and its affiliates jointly and severally expressly assume and agree, in a manner that is enforceable by you, to perform the obligations of this Agreement to the same extent that the Company would be required to perform if the Disposition had not occurred and (y) the Successor guarantees, in a manner that is enforceable by you, payment and performance by the acquiror.

4. INDEMNIFICATION. Following a Change in Control, the Company will indemnify and advance expenses to you to the full extent permitted by law for damages, costs and expenses (including, without limitation, judgments, fines, penalties, settlements and reasonable fees and expenses of your counsel) incurred in connection with all matters, events and transactions relating to your service to or status with the Company or any other corporation, employee benefit plan or other entity with whom you served at the request of the Company.

5. SUCCESSORS. The Parent Corporation will seek to have any Successor, by agreement in form and substance satisfactory to you, assent to the fulfillment by the Company of the Company's obligations under this Agreement. Failure of the Parent Corporation to obtain such assent at least three business days prior to the time a Person becomes a Successor (or where the Parent Corporation does not have at least three business days' advance notice that a Person may become a Successor, within one business day after having notice that such Person may become or has become a Successor) will constitute Good Reason for termination by you of your employment. The date on which any such succession becomes effective will be deemed the Date of Termination, and Notice of Termination will be deemed to have been given on that date. A Successor has no rights, authority or power with respect to this Agreement prior to a Change in Control.


6. BINDING AGREEMENT. This Agreement inures to the benefit of, and is enforceable by, you, your personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you die while any amount would still be payable to you under this Agreement if you had continued to live, all such amounts, unless otherwise provided in this Agreement, will be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there be no such designee, to your estate.

Charles E. Pearsall, Jr.
September 13, 1996
Page 9

7. NO MITIGATION. You will not be required to mitigate the amount of any benefits the Company becomes obligated to provide to you in connection with this Agreement by seeking other employment or otherwise. The benefits to be provided to you in connection with this Agreement may not be reduced, offset or subject to recovery by the Company by any benefits you may receive from other employment or otherwise.

8. NO SETOFF. The Company has no right to setoff benefits owed to you under this Agreement against amounts owed or claimed to be owed by you to the Company under this Agreement or otherwise.

9. TAXES. All benefits to be provided to you in connection with this Agreement will be subject to required withholding of federal, state and local income, excise and employment-related taxes.

10. NOTICES. For the purposes of this Agreement, notices and all other communications provided for in, or required under, this Agreement must be in writing and will be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid and addressed to each party's respective address set forth on the first page of this Agreement (provided that all notices to the Company must be directed to the attention of the chair of the Board), or to such other address as either party may have furnished to the other in writing in accordance with these provisions, except that notice of change of address will be effective only upon receipt.

11. DISPUTES. If you so elect, any dispute, controversy or claim arising under or in connection with this Agreement will be settled exclusively by binding arbitration administered by the American Arbitration Association in Minneapolis, Minnesota in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, that you may seek specific performance of your right to receive benefits until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. If any dispute, controversy or claim for damages arising under or in connection with this Agreement is settled by arbitration, the Company will pay, or if elected by you, reimburse, all fees, costs and expenses incurred by you related to such arbitration. If you do not elect arbitration, you may pursue all available legal remedies. The Company will pay, or if elected by you, reimburse you for, all fees, costs and expenses incurred by you in connection with any actual, threatened or contemplated litigation relating to this Agreement to which you are or reasonably expect to become a party, whether or not initiated by you, if you are successful in recovering any benefit under this Agreement as a result of such action. The parties agree that any litigation arising under or in connection with this Agreement must be brought in a court of competent jurisdiction in the State of Minnesota, and hereby consent to the exclusive jurisdiction of said courts for this purpose and agree not to assert that such courts are an inconvenient forum. The Company will not assert in any dispute or controversy with you arising under or in connection with this Agreement your failure to exhaust administrative remedies.

12. RELATED AGREEMENTS. To the extent that any provision of any other Benefit Plan or agreement between the Company and you limits, qualifies or is inconsistent with any provision of this Agreement, then for purposes of this Agreement, while such other Benefit Plan or agreement remains in force, the provision of this Agreement will control and such provision of such other Benefit Plan or agreement will be deemed to have been superseded, and to be of no force or effect, as if such other agreement had been formally amended to the extent necessary to accomplish such purpose. Nothing in this Agreement prevents or limits your continuing or future participation in any Benefit Plan provided by the Company and for which you may qualify, and nothing in this Agreement limits or otherwise affects the rights you

CHARLES E. PEARSALL, JR.
September 13, 1996
Page 10

may have under any Benefit Plans or other agreements with the Company. Amounts which are vested benefits or which you are otherwise entitled to receive under any Benefit Plan or other agreement with the Company at or subsequent to the Date of Termination will be payable in accordance with such Benefit Plan or other agreement.

13. NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Agreement is intended to provide you with any right to continue in the employ of the Company for any period of specific duration or interfere with or otherwise restrict in any way your rights or the rights of the Company, which rights are hereby expressly reserved by each, to terminate your employment at any time for any reason or no reason whatsoever, with or without cause.

14. CHANGE OF AFFILIATE STATUS. This Agreement will become null and void if, prior to a Change in Control: (a) an Affiliate is sold, merged, transferred or in any other manner or for any other reason ceases to be an Affiliate or all or any portion of the business or assets of an Affiliate or sold, transferred or otherwise disposed of and no Change in Control occurs in connection therewith;
(b) your primary employment duties are with the Affiliate at the time of the occurrence of such event; and (c) you do not, in conjunction therewith, transfer employment directly to the Company.

15. FUNDING AND PAYMENT. Benefits payable under this Agreement will be paid only from the general assets of the Company. No person has any right to or interest in any specific assets of the Company by reason of this Agreement. To the extent benefits under this Agreement are not paid when due to any individual, he or she is a general unsecured creditor of the Company with respect to any amounts due.

       The Company with whom you were employed immediately before your Date of Termination has primary responsibility for benefits to which you or any other person are entitled pursuant to this Agreement but to the extent such Company is unable or unwilling to provide such benefits, the Parent Corporation and each other Affiliate are jointly and severally responsible therefor to the extent permitted by applicable law. If you were simultaneously employed by more than one Company immediately before your Date of Termination, each such Company has primary responsibility for a portion of the benefits to which you or any other person are entitled pursuant to this Agreement that bears the same ratio to the total benefits to which you or such other person are entitled pursuant to this Agreement as your Base Pay from the Company immediately before your Date of Termination bears to your aggregate Base Pay from all such Companies.


16. SURVIVAL. The respective obligations of, and benefits afforded to, the Company and you which by their express terms or clear intent survive termination of your employment with the Company or termination of this Agreement, as the case may be, will survive termination of your employment with the Company or termination of this Agreement, as the case may be, and will remain in full force and effect according to their terms.

17. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in a writing signed by you and the chair of the Board. No waiver by any party to this Agreement at any time of any breach by another party to this Agreement of, or of compliance with, any condition or provision of this Agreement to be performed by such party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter to this Agreement have been made by any party which are not expressly set forth in this Agreement. This Agreement and the legal relations among the parties as to all matters, including,

Charles E. Pearsall, Jr.
September 13, 1996
Page 11

without limitation, matters of validity, interpretation, construction, performance and remedies, will be governed by and construed exclusively in accordance with the internal laws of the State of Minnesota (without regard to the conflict of laws principles of any jurisdiction). Headings are for purposes of convenience only and do not constitute a part of this Agreement. The parties to this Agreement agree to perform, or cause to be performed, such further acts and deeds and to execute and deliver or cause to be executed and delivered, such additional or supplemental documents or instruments as may be reasonably required by the other party to carry into effect the intent and purpose of this Agreement. The invalidity or unenforceability of all or any part of any provision of this Agreement will not affect the validity or enforceability of the remainder of such provision or of any other provision of this Agreement, which will remain in full force and effect. This Agreement may be executed in several counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

If this letter correctly sets forth our agreement on the subject matter discussed above, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.

Sincerely,

                                   TRICORD SYSTEMS, INC,


                                   By: /s/ John J. Mitcham
                                      ------------------------------
                                      John J. Mitcham
                                      President and Chief Executive Officer

                                   Agreed to as of this 24th day of
                                   September 1996.

                                   /s/ Charles E. Pearsall
                                   -----------------------------------
                                   Charles E. Pearsall